UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 13, 2011

RJO GLOBAL TRUST
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-22887 (Commission File Number)	36-4113382 (IRS Employer Identification No.)

c/o R.J. O’Brien Fund Management, LLC
222 S Riverside Plaza
Suite 900
Chicago, IL 60606
(Address of Principal Executive Offices)

(312) 373-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective July 13, 2011, RJO Global Trust (the “Trust”) will be governed by its Ninth Amended and Restated Declaration and Agreement of Trust (the “Ninth Restatement”), as amended by the First Amendment (the “First Amendment”) to the Ninth Restatement, attached hereto as Exhibit 3.01 and incorporated herein by reference.  The managing owner of the Trust, R.J. O’Brien Fund Management, LLC (the “Managing Owner”), determined to amend the Ninth Restatement in accordance with its authority under Section 20(a) of the Ninth Restatement.

The First Amendment revised the Ninth Restatement to reflect the Managing Owner’s determination to terminate the public offering of the units of beneficial interest (the “Units”) in the Trust and begin offering the Units privately.  Specifically, the First Amendment revised the Ninth Restatement to change certain defined terms that were not applicable to the private offering and to remove certain restrictions that apply to public offerings but do not apply to private offerings.

In addition, the Managing Owner further revised the Ninth Restatement in order to update and remove outdated information and clarify certain clerical inaccuracies.

Item 9.01.              Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

Exhibit Number	Description
3.01	First Amendment to the Ninth Amended and Restated Declaration and Agreement of Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RJO Global Trust (Registrant)

Date: July 15, 2011
By: /s/ Annette A. Cazenave Annette A. Cazenave Executive Vice President R.J. O’Brien Fund Management, LLC, Managing Owner

INDEX TO EXHIBITS

Exhibit Number	Description
3.01	First Amendment to the Ninth Amended and Restated Declaration and Agreement of Trust